CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 27, 2018, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR for the year ended December 31, 2017 of AMG Chicago Equity Partners Small Cap Value Fund, AMG GW&K Small Cap Core Fund, AMG GW&K Small/Mid Cap Fund (formerly AMG GW&K Small Cap Growth Fund), AMG GW&K Municipal Enhanced Yield Fund, AMG GW&K Municipal Bond Fund, AMG Renaissance Large Cap Growth Fund, AMG Renaissance International Equity Fund, AMG TimesSquare Small Cap Growth Fund, AMG TimesSquare Mid Cap Growth Fund, AMG TimesSquare International Small Cap Fund, AMG TimesSquare Emerging Markets Small Cap Fund, AMG Managers Skyline Special Equities Fund, AMG Yacktman Focused Fund, AMG Yacktman Focused Fund – Security Selection Only, AMG Yacktman Fund, and AMG Yacktman Special Opportunities Fund, sixteen of the series constituting AMG Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 30, 2018